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                                                                    Exhibit 1(d)

                                THIRD AMENDMENT
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                                AIM FUNDS GROUP

         THIS THIRD AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST OF AIM FUNDS GROUP (the "Amendment") is entered into as of the 25th day of September, 1995, among Charles T. Bauer, Bruce L. Crockett, Owen Daly II, Carl Frischling, Robert H. Graham, John F. Kroeger, Lewis F. Pennock, Ian W. Robinson, Louis S. Sklar, as trustees, and each person who became or becomes a shareholder in accordance with the terms set forth in that certain Agreement and Declaration of Trust of AIM Funds Group entered into as of May 5, 1993 (the "Agreement").

         WHEREAS, Section 9.7 of the Agreement authorizes the Trustees without Shareholder vote to amend or otherwise supplement the Agreement by making an amendment; and

         WHEREAS, at a meeting duly called and held in Tucson, Arizona on the 19th day of September, 1995, the Trustees resolved to amend, effective September 25, 1995, the Agreement as hereinafter set forth.

         NOW, THEREFORE, the Trustees hereby amend the Agreement as hereinafter set forth:

         1. Section 2.3 of the Agreement, as amended, is hereby further amended to read as follows:

         "Section 2.3.    Establishment of Portfolios and Classes.  The Trust
shall be divided into nine Portfolios, the AIM Balanced Fund, the AIM Global Utilities Fund, the AIM Growth Fund, the AIM High Yield Fund, the AIM Income Fund, the AIM Intermediate Government Fund, the AIM Money Market Fund, the AIM Municipal Bond Fund, and the AIM Value Fund. With the exception of the AIM Money Market Fund, all of the eight other Portfolios shall have two Classes, the Class A Shares and the Class B Shares. The AIM Money Market Fund shall have three Classes, the Class A Shares, the Class B Shares and the Class C Shares. The above Portfolios and their respective Classes as set forth in this
Section 2.3 are collectively referred to as the "Portfolios". The establishment and designation of any other Portfolio or Class thereof, or, subject to Section 6.1 hereof, any change to the Portfolios, shall be effective upon the adoption by a majority of the then Trustees of a resolution which sets forth such establishment, designation or change."

         2. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.





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         IN WITNESS WHEREOF, the undersigned, being all of the Trustees of AIM
Funds Group, have executed this Third Amendment to Agreement and Declaration of Trust of AIM Funds Group as of the 25th day of September, 1995.



/s/ CHARLES T. BAUER                                        /s/ B L CROCKETT
-----------------------------------------                   ------------------------------------------
Charles T. Bauer                                            Bruce L. Crockett
Trustee                                                     Trustee



/s/ OWEN DALY II                                            /s/ CARL FRISCHLING
-----------------------------------------                   ------------------------------------------
Owen Daly II                                                Carl Frischling
Trustee                                                     Trustee



/s/ ROBERT H. GRAHAM                                        /s/ JOHN F. KROEGER
-----------------------------------------                   ------------------------------------------
Robert H. Graham                                            John F. Kroeger
Trustee                                                     Trustee



/s/ LEWIS F. PENNOCK                                        /s/ IAN W. ROBINSON
-----------------------------------------                   ------------------------------------------
Lewis F. Pennock                                            Ian W. Robinson
Trustee                                                     Trustee



/s/ LOUIS S. SKLAR
-----------------------------------------
Louis S. Sklar
Trustee